UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 28, 2010

ASCENT SOLAR TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32919	20-3672603
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 Grant Street Thornton, Colorado	80241
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (720) 872-5000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

Ascent Solar Technologies, Inc. (the “Company”) has announced that its Board of Directors has nominated two new candidates for election at the Annual Meeting of Stockholders to be held on June 16, 2010. The two new nominees are Kim J. Huntley, the former Director of the Defense Energy Support Center of the U.S. Department of Defense, and G. Thomas Marsh, the former Executive Vice President of Lockheed Martin Space Systems Company, a subsidiary of Lockheed Martin Corporation. Messrs. Huntley and Marsh, together with the Company’s President and Chief Executive Officer Farhad Moghadam, Ph.D., are standing for election at the Annual Meeting. A copy of the press release issued by the Company is furnished as Exhibit 99.1 to this report.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

99.1	Press release entitled “Ascent Solar Announces Annual Stockholders Meeting and Nomination of New Board Members”

The information contained in this report is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. Such information shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASCENT SOLAR TECHNOLOGIES, INC.

April 29, 2010	By:	/s/ Gary Gatchell
	Name:	Gary Gatchell
	Title:	Chief Financial Officer and Secretary